Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantees)

for

Tender of Shares of Common Stock

of

UNIOIL

at

$1.91 Net Per Share

to

WATTENBERG ACQUISITION CORPORATION

a wholly owned subsidiary of

PETROLEUM DEVELOPMENT CORPORATION

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share, of Unioil (the “Shares,” and the certificates representing such Shares, the “Certificates”) are held by an Eligible Institution and not immediately available or time will not permit the Certificates and all required documents to reach the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by overnight courier, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

COMPUTERSHARE

By Mail or Overnight Delivery: Computershare Trust Company 350 Indiana Street, Suite 800 Golden, Colorado 80401 Attn: Corporate Actions	By Facsimile Transmission: (for Eligible Institutions Only) (303) 262-0606 Confirm Receipt of Facsimile by Telephone Only: (800) 962-4284

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Wattenberg Acquisition Corporation, a Nevada corporation (“Sub”) and a wholly owned subsidiary of Petroleum Development Corporation, a Nevada corporation, in accordance with the terms and subject to the conditions set forth in Sub’s Offer to Purchase, dated November 3, 2006 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

Certificate Nos. (If Available):

Number of Shares:

Name(s) of Record Holder(s):
(Please type or print)

Address(es):

Zip Code:

Area Code and Tel. No(s).

Signature(s):

Dated:

2

GUARANTEE

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Depositary the Certificates evidencing all tendered Shares, in proper form for transfer, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents, all within three NASDAQ Global Market trading days after the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:
(Please type or print)

Title:

Address:

Zip Code:

Area Code and Telephone No:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

3